UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2023

ConvexityShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41417	86-6789125
(Commission File Number)	(IRS Employer Identification No.)

7 Roszel Road, Suite 1A Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 897-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of ConvexityShares Daily 1.5x SPIKES Futures ETF	SPKY	NYSE Arca, Inc.
Shares of ConvexityShares 1x SPIKES Futures ETF	SPKX	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective July 3, 2023 (the “Effective Date”), ConvexityShares, LLC (“ConvexityShares”) will withdraw as Sponsor of ConvexityShares Trust (the “Trust”), and each of its series, the ConvexityShares Daily 1.5x SPIKES Futures ETF and ConvexityShares 1x SPIKES Futures ETF (together, the “Funds”). ConvexityShares has appointed Teucrium Trading, LLC (“Teucrium”) to serve as sponsor of the Trust, commencing on the Effective Date (“Sponsor Replacement”). After the Effective Date, Teucrium will serve as sole sponsor of the Trust and intends to carry on the business of the Trust and the Funds.

Other than the changes outlined above, it is not expected that the Sponsor Replacement will affect the Trust, its shareholders or an investment in the Funds’ shares in any way.

There is no guarantee that the Sponsor Replacement will be completed within the expected time frame, or at all.

A copy of the press release issued by ConvexityShares is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
99.1	Press release dated June 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConvexityShares Trust (Registrant)
	By:	ConvexityShares, LLC
its Sponsor

/s/ Simon Ho
Date: June 2, 2023	Simon Ho
Interim Chief Executive Officer

2